Exhibit 99.2

FIELD & MAIN BANCORP, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

This Proxy is Solicited by the Board of Directors for the Special Meeting of Shareholders to be Held on April 29, 2026

The undersigned shareholder of Field & Main Bancorp, Inc., a Kentucky corporation (“Field & Main Bancorp”), hereby appoints Kevin L. Hammett and Gregory A. Risch, or either one of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Field & Main Bancorp, Inc. Special Meeting of Shareholders to be held on Wednesday, April 29, 2026, in the Third Floor Directors’ Suite at the principal offices of Field & Main Bank, Inc., 140 North Main Street, Henderson, KY 42420, at 2:00 p. m. Central Daylight Savings Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.

1.	MERGER PROPOSAL. Approval of the Agreement and Plan of Merger, dated January 27, 2026, as it may be amended from time to time, by and among Stock Yards Bancorp, Inc. (“Stock Yards Bancorp”), River Holdings, Inc., a wholly-owned subsidiary of Stock Yards Bancorp, and Field & Main Bancorp, Inc. (“Field & Main Bancorp”), and the transactions contemplated thereby (the “Field & Main merger proposal”).

FOR MERGER PROPOSAL __

AGAINST MERGER PROPOSAL __

ABSTAIN __

2.	SPECIAL MEETING ADJOURNMENT. Approval of the adjournment of the Field & Main Bancorp special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Field & Main Bancorp merger proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to the Field & Main Bancorp shareholders.

FOR SPECIAL MEETING ADJOURNMENT PROPOSAL __

AGAINST SPECIAL MEETING ADJOURNMENT PROPOSAL __

ABSTAIN __

3.	OTHER MATTERS. In their discretion, the above-designated Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting.

IF THIS PROXY IS PROPERLY EXECUTED AND NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR PROPOSAL 1 AND FOR PROPOSAL 2. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Signature of Shareholder	Date:

Signature of Shareholder	Date:

(Please sign this Proxy as your name appears on your stock certificate(s). Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title as such.)